As filed with the Securities and Exchange Commission on January 15, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ISTA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	15295 Alton Parkway Irvine, CA 92618 (949) 788-6000	33-0511729
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2004 PERFORMANCE INCENTIVE PLAN

(Full title of the plan)

Vicente Anido, Jr., Ph.D.

President and Chief Executive Officer

ISTA Pharmaceuticals, Inc.

15295 Alton Parkway

Irvine, CA 92618

(949) 788-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lawrence B. Cohn

Stradling Yocca Carlson & Rauth

a Professional Corporation

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule
12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Accelerated filer ☑ Non-accelerated filer ☐ Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value	6,000,000 shares	$4.27	$25,620,000	$1,826.71

(1)	Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares issued pursuant to the plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c) of the Securities Act, using the average of the high and low price reported by The Nasdaq Global Market for the Registrant’s Common Stock on January 13, 2010, which was $4.27.

EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with General Instruction E to Form S-8 and relates to an increase of 6,000,000 shares of common stock of ISTA Pharmaceuticals, Inc. (the “Registrant”), $0.001 par value per share, reserved for issuance under the Registrant’s 2004 Performance Incentive Plan, as amended, authorized pursuant to the Fourth Amendment and Restatement of the 2004 Performance Incentive Plan as approved by the Registrant’s Board of Directors in September 2009 and by the Registrant’s stockholders on December 7, 2009. 6,153,107 shares of the Registrant’s common stock have previously been registered for issuance under the 2004 Performance Incentive Plan, as amended, pursuant to Registration Statements on Form S-8 filed with the Securities and Exchange Commission on October 22, 2004 (File No. 333-119910), October 14, 2005 (File No. 333-129036), and October 25, 2006 (File No. 333-138204), respectively.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of the Registrant’s previously filed Registration Statements on Forms S-8 (File Nos. 333-119910, 333-129036 and 333-138204) relating to shares reserved for issuance under the Registrant’s 2004 Performance Incentive Plan, as amended, are hereby incorporated by reference.

Item 8.	Exhibits.

Exhibit Number	Description of Document

4.1	Restated Certificate of Incorporation of ISTA Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2003).

4.2	Certificate of Correction to Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2003).

4.3	Second Certificate of Correction to Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 9, 2003).

4.4	Amended and Restated Bylaws of ISTA Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2006).

4.5	Specimen common stock certificate (Incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1/A (File No. 333-34120) filed with the Securities and Exchange Commission on August 7, 2000).

4.6	Preferred Stock Rights Agreement, dated as of December 31, 2001, between ISTA Pharmaceuticals, Inc. and Mellon Investor Services LLC (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 22, 2002).

4.7	First Amendment to the Preferred Stock Rights Agreement, dated November 18, 2002, between ISTA Pharmaceuticals, Inc. and Mellon Investor Services LLC (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form 8-A12G/A filed with the Securities and Exchange Commission on November 19, 2002).

4.8	Second Amendment to the Preferred Stock Rights Agreement, dated June 23, 2006, between ISTA Pharmaceuticals, Inc. and U.S. Stock Transfer Corporation (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2006).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

10.1	Fourth Amendment and Restatement of 2004 Performance Incentive Plan (Incorporated by reference from Exhibit 10.2 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on December 11, 2009).

3

Exhibit Number	Description of Document

10.2	Form of Stock Option Agreement under 2004 Performance Incentive Plan (Incorporated by reference from Exhibit 10.2 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on August 31, 2005).

10.3	Form of Restricted Stock Purchase Agreement under the 2004 Performance Incentive Plan (Incorporated by reference from Exhibit 10.3 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on August 31, 2005).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on January 15, 2010.

By:	/s/ Vicente Anido, Jr., Ph.D
Vicente Anido, Jr., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Vicente Anido, Jr., Ph.D., and Lauren P. Silvernail, and each of them individually (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney-in-fact may deem necessary or advisable under the Securities Act of 1933, and any rules regulations and requirements of the Securities Exchange Commission in connection with the registration of these securities of the registrant, including to sign this registration statement and any and all amendments (including post-effective amendments) and additions to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vicente Anido, Jr., Ph.D Vicente Anido, Jr., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	January 15, 2010

/s/ Lauren P. Silvernail Lauren P. Silvernail	Chief Financial Officer, Chief Accounting Officer and Vice President Corporate Development	January 15, 2010

/s/ Richard C. Williams Richard C. Williams	Director, Chairman of the Board	January 15, 2010

/s/ Peter Barton Hutt Peter Barton Hutt	Director	January 15, 2010

/s/ Kathleen D. LaPorte Kathleen D. LaPorte	Director	January 15, 2010

/s/ Benjamin F. McGraw III Benjamin F. McGraw III	Director	January 15, 2010

/s/ Dean J. Mitchell Dean J. Mitchell	Director	January 15, 2010

/s/ Andrew J. Perlman Andrew J. Perlman	Director	January 15, 2010

/s/ Wayne I. Roe Wayne I. Roe	Director	January 15, 2010

S-1

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Restated Certificate of Incorporation of ISTA Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2003).

4.2	Certificate of Correction to Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2003).

4.3	Second Certificate of Correction to Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 9, 2003).

4.4	Amended and Restated Bylaws of ISTA Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2006).

4.5	Specimen common stock certificate (Incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1/A (File No. 333-34120) filed with the Securities and Exchange Commission on August 7, 2000).

4.6	Preferred Stock Rights Agreement, dated as of December 31, 2001, between ISTA Pharmaceuticals, Inc. and Mellon Investor Services LLC (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 22, 2002).

4.7	First Amendment to the Preferred Stock Rights Agreement, dated November 18, 2002, between ISTA Pharmaceuticals, Inc. and Mellon Investor Services LLC (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form 8-A12G/A filed with the Securities and Exchange Commission on November 19, 2002).

4.8	Second Amendment to the Preferred Stock Rights Agreement, dated June 23, 2006, between ISTA Pharmaceuticals, Inc. and U.S. Stock Transfer Corporation (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2006).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

10.1	Fourth Amendment and Restatement of 2004 Performance Incentive Plan (Incorporated by reference from Exhibit 10.2 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on December 11, 2009).

10.2	Form of Stock Option Agreement under 2004 Performance Incentive Plan (Incorporated by reference from Exhibit 10.2 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on August 31, 2005).

10.3	Form of Restricted Stock Purchase Agreement under the 2004 Performance Incentive Plan (Incorporated by reference from Exhibit 10.3 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on August 31, 2005).

Exhibit Number	Description of Document

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).